SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2001

1-11921
(Commission File Number)

E*TRADE GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	94-2844166 (IRS Employer Identification No.)

4500 Bohannon Drive Menlo Park, CA (Address of principal executive offices)	94025 (Zip Code)

(650) 331-6000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report.)

Item 8.   Change in Fiscal Year

             On October 25, 2000, the Board of Directors of E*TRADE Group, Inc. (the “Registrant”), unanimously approved a resolution delegating to the Registrant’s Chief Executive Officer the unilateral authority to determine if and/or when the Company’s fiscal year was to change from September 30. On January 22, 2001, the Registrant’s Chief Executive Officer determined that it was in the best interest of the Registrant and its shareowners to change the fiscal year end from September 30 to December 31. The Registrant intends to file a Form 10-Q covering the transition period from October 1, 2000 to December 31, 2000 on or before February 14, 2001.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2001

E*TRADE GROUP, INC.
By:	/s/ Leonard C. Purkis

Leonard C. Purkis, Chief Financial Officer (Principal financial and accounting officer)

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